EXHIBIT 24

Power of Attorney

          Each of the undersigned officers and Directors of Oglebay Norton Company, an Ohio corporation (the “Company”), which proposes to file with the Securities and Exchange Commission (the “Commission”) Post-Effective Amendments to Registration Statements on Form S-8 (or such other form as may be applicable) under the Securities Act of 1933, as amended, with respect to the adoption of registration statements in connection with the merger between Oglebay Norton Company, a Delaware corporation, and ON Minerals Company, Inc., an Ohio corporation, to cause the reincorporation of the Delaware corporation in Ohio hereby constitutes and appoints David H. Kelsey, Michael F. Biehl and Rochelle F. Walk, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign in any and all capacities and file (1) such registration statements with all exhibits thereto and other documents in connection therewith, (2) any and all amendments, post-effective amendments and supplements thereto, and (3) any and all applications or other documents pertaining to such securities or such registrations, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ John N. Lauer	Chairman of the Board, President, Chief	May 11, 2001
John N. Lauer	Executive Officer and Director (Principal
Executive Officer)
/s/ David H. Kelsey	Vice President and Chief Financial Officer	May 11, 2001
David H. Kelsey	(Principal Financial Officer)

/s/ Michael F. Biehl	Principal Accounting Officer	May 11, 2001
Michael F. Biehl

/s/ William G. Bares	Director	May 11, 2001
William G. Bares

/s/ James T. Bartlett	Director	May 11, 2001
James T. Bartlett

/s/ Albert C. Bersticker	Director	May 11, 2001
Albert C. Bersticker

/s/ William G. Pryor	Director	May 11, 2001
William G. Pryor

/s/ John D. Weil	Director	May 11, 2001
John D. Weil

/s/ Madeleine W. Ludlow	Director	May 11, 2001
Madeleine W. Ludlow

/s/ Malvin E. Bank	Director	May 11, 2001
Malvin E. Bank

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